UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2008

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 - Other Events

Effective July 18, 2008, FutureFuel Corp. (“FutureFuel”) replaced Capita IRG (Offshore) Limited (“Capita”) as the warrant agent under the Warrant Deed made as of July 12, 2006 (“Warrant Deed”) between FutureFuel and Capita.  The Warrant Deed was entered into with respect to the warrants issued by FutureFuel on July 12, 2006 to purchase 22,500,000 shares of FutureFuel’s common stock, at an exercise price of $6.00 per share.  The successor warrant agent under the Warrant Deed is:

Computershare Investor Services (Channel Islands) Limited
Ordinance House
31 Pier Road
St. Helier, Jersey, Channel Islands, JE4 8PW
Telephone: +44 1534 825200

Holders of Warrants should exercise their Warrants through the successor warrant agent.  In addition, any questions regarding the Warrants should be directed to the successor warrant agent.

FUTUREFUEL CORP.

By: /s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President,
Secretary and Treasurer

Date: July 21, 2008